EXHIBIT 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 5, 2000 incorporated by reference to Mesaba Holdings, Inc.'s Form 10-K for the year ended March 31, 2000, and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
October 20, 2000


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